Excalibur International Marine (49% Owned by EFT BioTech Holdings) completes inaugural passenger crossing of Taiwan Strait

CITY OF INDUSTRY, CA and HONG KONG--(PRNewswire)—June 30, 2009 -- EFT BioTech Holdings, Inc. (OTC Pink Sheets: EFTB.PK ), announced today that Excalibur’s Ocean LaLa has successfully completed it’s inaugural Taiwan Strait passenger voyage which has been highlighted in multiple news articles and internet news sites, including the Taiwan Sun, and the Qatar Tribune.  The article states:

“A Taiwan company launched a cruise service with China on Sunday, making it the first such cross-strait service in 60 years.

With a band playing and dragon dance performing on shore, the 2,292-tonne Ocean Lala set sail from the Taichung Harbour for Xiamen, China, carrying 179 passengers and 23 crew.

The voyage across the Taiwan Strait takes only four-and-a-half- hours, but it took Taiwan and China 60 years to ease tension and for Taipei to agree to lift the ban on sea links with the mainland.”

The Excalibur International Marine Corp, operator of the cruise service, said that in the initial stage, the Taichung-Xianmen cruise is an irregular service chartered by travel agencies.

“Eventually it will become a regular cruise service going not only to Xiamen, but also to other Chinese ports like Fuzhou and Shanghai,” said Han Chih-yang, Excalibur’s deputy.

“We are full of confidence for the future of cross-strait tourism, so we are seeking to buy two larger ships for launching regular cross-strait service,” he said.

Jack Qin, the President and CEO of EFT BioTech Holdings, stated “We are excited to be recognized by the world press and this article shows that people are truly interested in this much needed passenger and cargo service”.

About EFT BioTech Holdings, Inc.

EFT BioTech Holdings, Inc. is a Nevada holding company which conducts its business through its wholly-owned subsidiary, EFT Biotech Holdings, Inc., and its wholly owned subsidiaries and various vested interests. EFT BioTech Holdings, Inc. is an e-commerce company serving consumers with EFT's "made in USA" neutraceuticals, health and beauty EFT branded products through its proprietary online business platform and website, www.eftb.us.   Although our products are available for sale throughout the world, most Affiliates and consumers are located in China and Hong Kong. The contents of the Company's website are not incorporated by reference herein.

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For More Information, Please Contact:

Aero Strategic Advisory, A division of Aero Financial, Inc.
Ed Carter
Telephone: 702-982-7732

Source: EFT BioTech Holdings, Inc.